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                                 EXHIBIT (15)(d)

           FORM OF REVISED SCHEDULE A TO THE SERVICING AGREEMENT WITH
            BRANCH BANKING AND TRUST COMPANY AND BISYS FUND SERVICES





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                                                      Dated: _____________, 1997

                                   Schedule A
                                     to the
                       Servicing Agreement With Respect To
                Distribution Assistance and Shareholder Services
                        between BISYS Fund Services, Inc.
               (formerly The Winsbury Company Limited Partnership)
                      and Branch Banking and Trust Company

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Name of The Fund                                                Compensation*
----------------                                                -------------
The BB&T U.S. Treasury Money Market                 Annual rate of twenty-five one-hundredths
Fund                                                of one percent (.25%) of the average daily
                                                    net asset value of the BB&T U.S. Treasury
                                                    Money Market Fund's Class A Shares held of
                                                    record by the Participating Organization from
                                                    time to time on behalf of Customers.

The BB&T Short-Intermediate U.S.                    Annual rate of twenty-five one-hundredths
Government Income Fund                              of one percent (.25%) of the average daily
                                                    net asset value of the BB&T Short-Intermediate
                                                    U.S. Government Income Fund's Class A Shares
                                                    held of record by the Participating Organization
                                                    from time to time on behalf of Customers.

The BB&T Intermediate U.S. Government               Annual rate of twenty-five one-hundredths of one
Bond Fund                                           percent (.25%) of the average daily net asset
                                                    value of the BB&T Intermediate U.S. Government
                                                    Bond Fund's Class A Shares held of record by the
                                                    Participating Organization from time to time on
                                                    behalf of Customers.

The BB&T Growth and Income Stock Fund               Annual rate of twenty-five one-hundredths of
                                                    one percent (.25%) of the average daily net
                                                    asset value of the BB&T Growth and Income Stock
                                                    Fund's Class A Shares held of record by the
                                                    Participating Organization from time to time on
                                                    behalf of Customers.

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

The BB&T North Carolina Intermediate                 Annual rate of twenty-five one-hundredths of
Tax-Free Fund                                        one percent (.25%) of the average daily net
                                                     asset value of the BB&T North Carolina
                                                     Intermediate Tax-Free Fund's Class A Shares
                                                     held of record by the Participating Organization
                                                     from time to time on behalf of Customers.

The BB&T Balanced Fund                               Annual rate of twenty-five one-hundredths
                                                     of one percent (.25%) of the average daily
                                                     net asset value of the BB&T Balanced Fund's
                                                     Class A Shares held of record by the
                                                     Participating Organization from time to time
                                                     on behalf of the Customers.

The BB&T Small Company Growth Fund                   Annual rate of twenty-five one-hundredths
                                                     of one percent (.25%) of the average daily net
                                                     asset value of the BB&T Small Company Growth
                                                     Fund's Class A Shares held of record by the
                                                     Participating Organization from time to time on
                                                     behalf of Customers.

The BB&T International Equity Fund                   Annual rate of twenty-five one-hundredths
                                                     of one percent (.25%) of the average
                                                     daily net asset value of the BB&T
                                                     International Equity Fund's Class A Shares
                                                     held of record by the Participating
                                                     Organization from time to time on behalf of
                                                     customers.

The BB&T Capital Manager Conservative                Annual rate of twenty-five one-hundredths of
Growth Fund                                          one percent (.25%) of the average daily net
                                                     asset value of the BB&T Capital Manager
                                                     Conservative Growth Fund's Class A Shares held
                                                     of record by the Participating Organization
                                                     from time to time on behalf of customers.

The BB&T Capital Manager Moderate                    Annual rate of twenty-five one-hundredths of
Growth Fund                                          one percent (.25%) of the average daily net asset
                                                     value of the BB&T Capital Manager Moderate Growth
                                                     Fund's Class A Shares held of record by the
                                                     Participating Organization from time to time on
                                                     behalf of customers.

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

The BB&T Capital Manager                            Annual rate of twenty-five one-hundredths of
Growth Fund                                         one percent (.25%) of the average daily net
                                                    asset value of the BB&T Capital Manager
                                                    Growth Fund's Class A Shares held of record
                                                    by the Participating Organization from time to
                                                    time on behalf of customers.

The BB&T Prime Money Market Fund                    Annual rate of twenty-five one-hundredths of
                                                    one percent (.25%) of the average daily net
                                                    asset value of the BB&T Prime Money Market
                                                    Fund's Class A Shares held of record by the
                                                    Participating Organization from time to time
                                                    on behalf of Customers.


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BISYS FUND SERVICES                           ACCEPTED AND AGREED TO:
LIMITED PARTNERSHIP

By:  BISYS FUND SERVICES
(formerly The Winsbury Corporation)           BRANCH BANKING AND TRUST
     GENERAL PARTNER                          COMPANY

By:                                           By:
   -----------------------------                 ---------------------------


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    *  All fees are computed daily and paid monthly.

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